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                                    EXHIBIT 10.2

                        FORM OF MID-PENINSULA AFFILIATE AGREEMENT



     I, the undersigned, have been advised that as of the date hereof I may be deemed to be (but I do not hereby admit to being) an affiliate of Mid-Peninsula Bancorp ("Mid-Peninsula") for purposes of Rule 145 promulgated by the SEC under the Securities Act ("Rule 145"). The following undertaking is given pursuant to and in compliance with that certain Agreement and Plan of Reorganization and Merger between Mid-Peninsula and Cupertino National Bancorp ("Cupertino") dated as of June 5, 1996 (the "Reorganization Agreement"), which provides for the merger of Cupertino with and into Mid-Peninsula (the "Merger") and Mid-Peninsula will change its name to Greater Bay Bancorp ("Bancorp"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Reorganization Agreement.

     I understand that Mid-Peninsula is relying on the performance of the covenants contained herein to insure that they obtain the desired pooling-of-interests accounting treatment as a result of the Merger and to avoid any appearance of improper manipulation of Mid-Peninsula's stock price or insider trading in the period prior to the Merger.

     I hereby agree that during the period beginning on October 15, 1996, (or such later date as Mid-Peninsula may notify me in writing), and ending on the date on which the Effective Time of the Merger occurs, which in either event shall not exceed thirty (30) days prior to the Effective Time of the Merger, I will not offer to sell or purchase, sell, transfer, purchase or acquire, publicly or privately, any Mid-Peninsula common stock ("Mid-Peninsula Share" or "Mid-Peninsula Shares") or Cupertino common stock ("Cupertino Share" or "Cupertino Shares"), or cause any other person to do any of the above, except my exercise of any stock option pursuant to Mid-Peninsula's stock option plans.

     I hereby also agree that during the period beginning on the date on which the Effective Time of the Merger occurs and ending on the date of release and publication to the general public of financial results covering at least thirty (30) days of post-merger combined operations of Mid-Peninsula and Cupertino, I will not offer, sell or transfer, publicly or privately, any Mid-Peninsula Shares or Bancorp Shares, and that I will not during such period commit or agree to sell any of such Mid-Peninsula Shares or Bancorp Shares after such period.

Date: ____________________    _________________________________


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